For Immediate Release

QuantRx Biomedical Consolidates Operations to Oregon

DOYLESTOWN, PA – September 1, 2010 – QuantRx® Biomedical Corporation (OTCBB:QTXB), an emerging leader in the development and commercialization of innovative diagnostic products based on its patented technology platforms for the worldwide point-of-care healthcare industry, today announced that it will be consolidating its operations in order to better serve its growing market demands.  The operational consolidation will expand the Company’s presence in Portland, Oregon, and reflects a transition from the developmental stage to an enterprise focused on the marketing and manufacturing of innovative products for advanced diagnosis of serious disease and health conditions.

The Portland consolidation will eliminate various general and administrative overhead costs and requires the relocation of several key operational positions, including all of the Company’s accounting and financial personnel.  The Company’s CFO, Sasha Afanassiev, has elected not to relocate, and will be replaced by the Company as soon as the consolidation effort is complete.

“We need to focus our efforts on bringing our products to the market and found that the separation of our operational units did not facilitate that goal,” said Walter Witoshkin, QuantRx Chairman and CEO.  “We appreciate the many years of service from Sasha Afanassiev as our CFO, who has consistently done an outstanding job for us and will remain available for consultation to assist during the transition.  Our Portland, Oregon operation houses an exceptional team of research and operations personnel, which has developed our new human and veterinary diagnostics platform.  As we now move to manufacturing and distribution of our products, the Company requires on-site administrative and accounting support. The consolidation will result in a more efficient and unified organization better suited to implement our growth strategies.”.”

Dr. William Fleming, QuantRx Chief Scientific Officer and President of its Diagnostics Division, added, “While we have enjoyed working with the Doylestown team and will miss Sasha Afanassiev’s contributions, the consolidation will help assure a timely entry to our markets, and develop a superior customer support system.”

About QuantRx Biomedical (www.quantrx.com)

QuantRx Biomedical Corporation (OTCBB: QTXB) is focused on the development and commercialization of innovative products for advanced diagnosis of serious disease and health conditions. With synergistic expertise in the discovery of diagnostic platforms leveraging a vast portfolio of intellectual property, QuantRx’s mission is to introduce products for use by medical professionals, institutions, and consumers that deliver more accurate, reliable, and faster diagnoses which result in improved patient care and a reduction in overall healthcare costs.

The QuantRx strategy targets significant market opportunities estimated to be in excess of $5 billion worldwide. The Company's technology portfolio, with more than three dozen patents, patents pending and licensed patents, includes: (1) RapidSense® point-of-care testing products based on QuantRx core intellectual property related to lateral flow techniques for the consumer and healthcare professional markets (QN Diagnostics); (2) PAD technology for over-the-counter applications, and the diagnosis and treatment of women's health concerns and other medical needs, and (3) significant investments in: (a) genome-based diagnostic chips for the laboratory and healthcare professional markets; and (b) molecular imaging agents for positron emission tomography (PET) and fluorescence imaging, with initial application in cardiovascular disease, addressing significant unmet medical needs by providing clinicians with important tools for early discovery and assessment.

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management's current expectations, management's current plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict including; general economic conditions, the Company’s need for additional funds, the early state of the products the Company is developing, uncertainties relating to clinical trials and regulatory reviews, competition and dependence on collaborative partners, the Company's ability to avoid infringement of the patent rights of others, and the Company's ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. QuantRx does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

CONTACTS:
Dr. William Fleming
CSO & President of Diagnostics
QuantRx Biomedical Corporation
503-252-9565
wfleming@quantrx.com

Investor Relations Contact:
Jordan M. Darrow
Darrow Associates, Inc.
631-367-1866
jdarrow@darrowir.com